Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No.1 to the Registration Statement (Form F-1 No. 333-282218) and related Prospectus of Evogene Ltd. and to the incorporation by reference therein of our report dated March 27, 2025, with respect to the financial statements of Evogene Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.
Tel Aviv, Israel March 27, 2025	/s/ Kost Forer Gabbay & Kasierer A Member of EY Global